UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

AOL Inc.
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(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On June 12, 2012, AOL Inc. made available the following investor presentation materials.

Patch June 12, 2012

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. Words such as anticipates, estimates, expects, projects, forecasts, intends, plans, will, believes and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the Risk Factors section contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (the Annual Report ), filed with the Securities and Exchange Commission. In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management s expectations because of changes in such factors. Achieving our business and financial objectives, including growth in operations and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the Risk Factors section contained in the Annual Report as well as, among other things: 1) changes in our plans, strategies and intentions; 2) continual decline in market valuations associated with our cash flows and revenues; 3) the impact of significant acquisitions, dispositions and other similar transactions; 4) our ability to attract and retain key employees; 5) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 6) market adoption of new products and services; 7) the failure to meet earnings expectations; 8) asset impairments; 9) decreased liquidity in the capital markets; 10) our ability to access the capital markets for debt securities or bank financings; and 11) the impact of cyber-warfare or terrorist acts and hostilities.

Additional Information

In connection with the solicitation of proxies, AOL has filed with the Securities and Exchange Commission, a definitive proxy statement and other relevant documents concerning the proposals to be presented at AOL s 2012 Annual Meeting of Stockholders. The proxy statement contains important information about AOL and the 2012 Annual Meeting. In connection with the 2012 Annual Meeting, AOL has mailed the definitive proxy statement to stockholders. In addition, AOL files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about AOL and the proposals to be presented at the 2012 Annual Meeting. These documents are available free of charge at the SEC s website (www.sec.gov) or from AOL at our investor relations website (http://ir.aol.com). The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

AOL and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from AOL s stockholders in connection with the election of directors and other matters to be proposed at the 2012 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by AOL with the SEC.

We believe Patch has a differentiated and powerful strategy with a chance at significant monetization

Large Market

Local online advertising is big (~$24B)1

Local U.S. Retail and Food market is even bigger (~$3T in 2014)2

Fragmented & Weakening Media

Market for local information is fragmented with no platform Newspapers going weekly; radio going satellite

A Market Leader

Patch is in 850 high GDP towns Scaled hyper-local platform

Disruptive Economics

Patch s in-town costs are approximately 3.0% of a like-sized daily newspaper3 Patch can achieve in-town profitability4 with <1% of a town s advertising market

Source: (1) BIA/Kelsey Annual U.S. Local Media Forecast, 2010-2016, (March 2012); (2) McKinsey Study, Forrester Research; (3) Patch Internal Data; (4) In-town profitability defined as town revenues less direct costs of operating the town. This measure does not include allocations of costs that are shared with other parts of AOL’s business

Ad spending by channel and source

Ad Spending Source 2011 (millions)1

Telemarketing

Online

Direct Mail

Cinema

Out of Home

Radio

Cable TV

Local TV Stations

Network TV

Directories

Other Print

Newspapers

National Local

$0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000

2012 Local Advertising Spend by Channels (billions)2

Local

$11.1

National / Regional $13.3

Source: (1) Borrell Associates 2011 US Total Ad Spending; (2) Borrell Associates 2011 US Total Ad Spending

Patch s In-Town Business Model

Huntington, NY Patch

Omniture Monthly UVs (000)

50 45 40 35 30 25 20 15 10 5 —(5) (10) (15)

$50 $45 $40 $35 $30 $25 $20 $15 $10 $5 $- $(5) $(10) $(15)

Apr-10 Jun-10 Aug-10 Oct-10 Dec-10 Feb-11 Apr-11 Jun-11 Aug-11 Oct-11 Dec-11 Feb-12 Apr-12

$ per month (000)

Omniture UV, Excluding staff Revenue In-Town Profit

Key Drivers of Patch s Model Score

Claimed Listings > 100 5

Tenure of Sales Personnel > 1 year 4

Business Listings > 1000 4

Newsletter Subscribers > 2000 3

Huntington April Revenue

24%

1%

75%

Local Regional National

Huntington April Revenue by Product

5%

5%

3% 86%

Display Ads Newsletter Paid Listing

Huntington Local / Regional April Advertisers by Category

3%

3% 9% 3%

31% 3%

4% 5% 5%

15% 7% 12%

Services Shopping

Arts & Entertainment Schools

Food & Dining Government Auto & Boating Travel & Transport

Health

Sports & Fitness Community Other

Note: Importance level scales are 1 5, 1 being the least statistically important and 5 being the most statistically important.

In-Town Profit defined as town revenues less direct costs of operating the town. This measure does not include allocations of costs that are shared with other parts of AOL’s business. Claimed listings refers to Patch directory listings that have been registered by the business owner or manager.

We believe 95% of Patch towns approximate the ideal town profile

Top 15%
at or approaching in-town profitability

Middle 80%
revenue trending well

Bottom 5%
need to employ alternative business models


15%
80%
5%

Key Drivers of Patch's Model (Patch Score)	Bottom 5%	Middle 80%	Top 15%
Business Listings	827	1,078	1,301
Average Claimed Listings	32	60	115
Newsletter Subscribers	657	1,380	2,578
Sales Rep Tenure (Months)	4	8	14

Source: Patch Internal Data. The result above is based on a multi-variate regression model, which tested town demographics (Population, HHI), in town business listings, AM tenure, content production and Patch traffic & engagement stats (UVs, Penetration, Visits/UV, Registered Users and Newsletter Subscribers). The model showed 0.62 R-squares, which is statistically significant. And top 15% towns have shown high correlations to those factors listed above, separating them from rest of the Patches. In-town profitability defined as town revenues less direct costs of operating the town. This measure does not include allocations of costs that are shared with other parts of AOL's business.

6

Patch is currently running segmented models

	Traditional	Dual-Site	Co-Op
	Standalone communities	Grouped towns with shared Editor	Satellite Patches to anchor tenant
Average Population	~35K	~25K per	~20K
Household Income	~$100K	~$100K	~$100K
Number of Businesses	Large	Average	Average
Directory Requirements	Full	Varies	Varies
Unit Staffing Model	~1 dedicated Local Editor manages 1 site	~1 Local Editor manages 2-3 sites	~No dedicated Local Editor contributions from regional edit pool
Investment Score	4.5+	4.0 – 4.5	3.0 – 4.0
Business Rationale	• High revenue • High investment • Medium margins	• Medium-high revenue • Lower cost structure • High margins	• Low revenue • Minimal cost • Highest margins

Note: Investment score determined based on weighting of town selection criteria including population, HHI, listings, retail spend and proximity to other Patches. Importance level scales are 1 – 5, 1 being the least statistically important and 5 being the most statistically important.

7

We believe Patch has a valuable and organic audience

33% of Patch's Audience comes Direct[1]


11.9%
7.4%
33.3%
19.1%
28.3%
Direct
Google
AOL
Facebook
Other

- **70% Average town penetration[2]**
- **2x Median national household income**
- **10% of US Population[3], 29% of US Retail & Food Sales**
- **1,500 Local events in past 15 months**
- **20,000 Bloggers**

54% Female[4]


Female, 54%
Male, 46%

2X Median National Household Income[5]


Patch
~$100K
National Median
$49K

Key Audience Segments[6]

Moms on the Go

Description: 35 to 49 year old women with children in the household, high income

Local Business Owners

Description: Owns local business, married

Empty Nesters

Description: 45+ years old, no children in the home, long time residents

Source: (1) Patch Internal Data; (2) Calculation based on (a) publicly available 2010 US Census data and other publicly available demographic data sources such as City-data.com and local and municipal government websites, in each case as analyzed and adjusted by the Company to approximate geographic areas served by individual Patches, and (b) internal Patch data; (3) Calculation based on Patch populations/total US population. US population based on 2010 US Census data, and adjusted by the Company to account for town level specifics; (4) comScore May 2012; (5) Patch Internal Data (6) Patch Internal Data

8

Patch s organic audience is growing size & engagement

UVs

Monthly Unique Visitors (thousands)

12,000 10,000 8,000 6,000 4,000 2,000 0

Launch

Patch grew UV s 14% M/M

Scale Grow

Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May

2010 2011 2012

Source: comScore May 2012

Visits / UV

3.25

3.15

3.05

2.95

2.85

2.75

2.65

2.55

2.45

2.35

2.25

Patch grew Visits / UV

12% M/M

May-11

Jun-11

Jul-11

Aug-11

Sep-11

Oct-11

Nov-11

Dec-11

Jan-12

Feb-12

Mar-12

Apr-12

May-12

We believe continuing to shift our contributor mix increases production and operating leverage

Content Mix Shift

Thousands

250 200 150 100 50 0

Content Count / FTE

Dec ‘11 May ‘12

225 359

Staff produced Community produced Freelance produced

Implications

Shifts towards community produced content

Increases audience engagement and traffic

Improves edit cost structure & operational efficiencies

Note: Content production included announcement, articles, blog posts, events, Q&A, reviews, shouts, videos.

Patch s Content & Revenue Channels: Growth in New Channels

New Offer / Channel Description

Videos Enhanced Video Products

Peer to Peer Neighbor to neighbor commerce

FSI (E-circular)1 Digitizing $10B circular market for both National and Regional retailers

Patch Payments Payments product in conjunction with major credit card companies

Regional Sales Focused effort selling to regional ad agencies and advertisers

Patch Revenue Mix 2011

National 24%

Local 76%

Patch YTD Revenue Mix 2012

National 24%

Regional 8%

Local 68%

Patch Estimated Revenue Mix 2013

Commerce 10%

National 18%

Regional 18%

Local 54%

Note: (1) BIA/Kelsey, Local Merchants and Online/Mobile Revolution , 2011

National Advertising: Local Budgets / Great Results

Patch

June 12, 2012

Patch has reached a major tipping point both locally and nationally

Local Impact

Improving our neighbors’ lives as the community engagement platform

Nearly $15,000 Raised For Homeless Montclair Pre-K Teacher

Checks are still coming in for LaMonica Carter and her family, who lost their home in a fire on Mother’s Day.

WestRoxburyPatch

Poll: Who is the Unofficial Mayor of West Roxbury?

Who is the unofficial mayor of West Roxbury?

Chuckie Bruen	231 (3%)
Tom “TD” Dougherty	528 (8%)
Richie Gormley	2112 (33%)
Mary Mulvey Jacobson	2032 (32%)
Mike O’Brien	304 (4%)
Tony Saroufim	805 (12%)



6,254 Votes

117 Comments

28,663 Total Population

1,000 Event Attendees

$10,000 For Charity

Horse Evacuation a ‘Horrifying’ Scene

Private and public barns are opening their stalls to

displaced in Ridge brush fire.

Joan

7:14 pm on Monday, April 9, 2012

3 stalls available on Shelter Island 917 679 2262.

Well reported story

Nicolas

7:54 pm on Monday, April 9, 2012

5 stalls available, backyard barn, in center moriches,

call 917-805-3129

Nik

8:26 pm on Monday, April 9, 2012

Wow, great job on this—hats off to the patch and

everyone up on this

Jack Connors

9:59 pm on Monday, April 9, 2012

Great job to the patch from folk afar that want info and

News12 & news day want you to subscribe.

Heather Caputo

10:09 pm on Monday, April 9, 2012

Stony Hill Stables in Amagansett has some stalls

available for horses displaced by the fire. Call

646-704-2884 if you need help.

Gonzalez Family Shares Moment On Patch

Daniel Gonzalez was honored at City Council. His dad watched from Afghanistan.

From Sgt. Gonzalez:

Daniel, I am so proud of you! You never cease to amaze me. Keep up the good work and I count the days that I can hold you and tell you in person how proud I am.

I love you buddy.

Dad

From Sgt. Gonzalez:

I had to email you to tell you how much I appreciate your work in covering Daniel’s award presentation.

You brought a very important part of my life out to me here in Afghanistan, which I would have missed if it wasn’t for your dedication. I really miss my kids but its even harder when I miss events as such. Know that my family and I are very grateful. I am so proud of my Son! Thanks.

From Cindy Flores:

Grandpa Edward and all of us here in San Antonio,

Texas are so proud!

Local Voices

New Canaan Neighbor Needs an Air Conditioner

Thank you to all who called, emailed or posted here on Patch.

The New Canaan Community Foundation stepped up yet again, to help a neighbor in need. They are delivering the unit tomorrow, so the family can enjoy a nice cool weekend. On behalf of our residents, thank you again

NCCF and the Touch a Life fund for all that you do to support the residents of this community

Pine-Richland

Gu e ri n o Family’s Miracle: Wheelchair-Accessible Van Made Possible by Anonymous Donor

Editor Bryan McGonigle bryan.mcgonigle@patch.com

NorthAndoverPatch 48°

Home | News | Events | Directory | Commute | Pics & Clips

Schools

Superintendent Statement on Death of NAHS Student

The following was submitted by Superintendent Chris Hottel.
October 26, 2011

I am writing to let all members of our North Andover school community know of a tragic event that occurred in our town. A 16-year-old junior at North Andover High School took his own life in the early hours of Tuesday, Oct. 25. This news has deeply saddened everyone in our schools, and particularly at the high school.

NORTH ANDOVER HIGH SCHOOL
Upload Photos and Videos

In response to this tragic event, the high school Principal convened the school Crisis Team early Tuesday morning. This group includes about 15 administrators and staff, including the Principal, who led the meeting, the two assistant principals, the School Resource Officer, the nurse, the school psychologist and special education department head, school adjustment counselor, and guidance counselors. A plan was developed consisting of personal contact with the student's circle of friends and with teachers who are now teaching, or have taught, the student. The remaining faculty was notified at a full staff meeting yesterday.

Local Voices

Sylvia paull

High Tech Communications Strategist, Event Organizer

Blog: Let’s Celebrate Patch on Jan. 9

“In praise of Our Patch”

A pleasant Patch of ground, but one mile square

Forever in fog that pours from the Golden Gate

Where eighteen thousand know our town so fair

Is NOT the smallest Albany in the United States

From the Bulb in the Bay to the bump of Albany Hill

From creek to creek within the city limits

Albanians were lost on their little mile, until

Along came Albany Patch, with everything in it.

Our news, our bulletin board in cyberspace

WIth editor extraordinaire Emilie at the helm

She planted the seeds of community within this place

And grew our hamlet into a neighborly realm.

No matter how grand, no metaphor, no simile

Can do justice to the incomparable, our Emilie!

Poem by Toby Bielawski,

poet laureate of Albany, CA

Insurance Companies Save Wyandotte’s Summer Playground Program

“I saw on the Wyandotte Patch that it was going to be eliminated back in the fall,” he said. “I’m a lifelong Wyandotte resident and participated in Green Box as a kid. .... I just thought it was an opportunity for us as an agency to give back.”

After making some calls, Ochmanek got other insurance companies on board and together, raised the $10,000 to keep the program going.

“It’s nice to know kids have a safe place to go,” he said. “It gives them a reason to get out of the house. It’s nice that we can continue to keep it going.”

Larchmont-MamaroneckPatch

National Exposure

Building brand recognition nationally

Patch Readers – The President Will Now Take Your Questions

Last night the President addressed the nation, but today he’ll take questions from a few Patch readers.

Norristown Patch is becoming quite the A-list cyber-destination. Two weeks ago we had Angelina Jolie here in a live Q&A taking questions from fans, and now President Barack Obama wants to get in on the action.

The White House has asked Patch to extend an invitation to our readers to submit questions to the President and his administration. The White

House will pick the five best questions from across the country and provide video responses (though it’s still a bit unclear if the answers will come from the President himself.) In any case, this is an unprecedented opportunity for Norristown residents to have their voices heard in the highest corridors of power. I suggest we take it.

Obama Dines at Liberty Tavern in Clarendon

AOL

Heidi Klum

Model, TV Host, Actress, Designer

Mark Teixeira

First Baseman, New York Yankees

Christie Lands Write 72 hours In Check Bergen To later… State County In State

Police F r Helicopter Helicopter Ride For Son’s Baseball Game

374 4,300 147

C o mme n ts R e co mme n d s Tw e e ts

Christie Brinkley

I LOVED it too!!! I must have said “Great shot” 100 times and the two leads are radiant and the silence “allows their expressions to charm your pants off! (is THAT an expression?) “The Artist” is art!

Review “The Artist,” a Loving Tribute to a bygone Era of Hollywood

s outhha m pton.pa tc h.c om

Christie Brinkley

Model and Actress

Jerry Ferrara, “Turtle”

Actor

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New Hampshire gearing up for primary

Share this Tweet this

Early Start Added on January 6, 2012

Dan Tuohy, editor for Patch.com, weighs in on the upcoming New Hampshire primaries.

DAN TUOHY

Associate Regional Editor, Patch.com New Hampshire

Colombia to hand over deported American teen

2:51 AMPT

@ Edward_Burns

Edward Burns

@FiveTownsPatch It’s been a few years but I will try to go back next year

See you at the Long Island Film Expo@BellmorePatch

Ed Burns

Actor, Producer, Writer, Director

@Alec_Baldwin

Alec Baldwin

All of the proceeds of my Cap 1 ads are given to support the arts and culture.

easthampton.patch.com/articles/alec…

Alec Baldwin

Film, Stage, Television Actor

The Summer Reading List!

Patch

James Patterson’s

READKIDDOREAD.com

Dedicated to making kids readers for life.

Chad Ochocinco

How long will the power be out Mrs. Jansson

28 August at 21:59

Chad Ochocinco

New England Patriots Wide Receiver

Wayne Gretzky

“The Great One”

Milford Patch @MilfordCTPatch

@Dratzenberger John! What’s your favorite burger in Milford, CT? milford.patch.com/articles/who-m…

Details

14 May

John Ratzenberger

@Dratzenberger

Follow

@MilfordCTPatch Well, I’m not sure if I have tasted all of them. My suggestion; a burger contest. I’ll be a judge!

Reply

Retweet

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4:57 AM – 15 May 12 via web Embed this Tweet

Patch

ONPIX

THE WALL STREET JOURNAL

ELECTION 2012

WSJ BLOGS

Washington Wire

Political insight and Analysis From The Wall Street Journal’s Capital

December 30, 2011

Romney Son Apologizes for “Dumb Joke’

Mitt Romney’s son cracked a joke about Barack Obama’s birth certificate at a New Hampshire event Friday, following it up with an apology on Twitter.

Asked whether the Republican presidential candidate would release his tax return Mitt Romney said, “I heard someone suggest the other day that as soon as President Obama releases his grades and birth certificate and sort of a along maybe he’d do it to, “according to a video on

Patch.com saying that, “jumped in another son, Tagg Romney. Matt Romney followed up his remarks with an apology via Twitter. “I repeated a dumb joke. My had “ he tweeted

The candidate is travelling to evening and Saturday morning 10-stop swing the st

ConcordPatch

Rormney Son Asked About Tax Returns, Makes Birther Joke [VIDEO]

UPDATED: Son comments on Twitter about Obama birth certificate statement at Concord’s Havenwood-Heritage Heights.

NETS